BayFunds
Proxy Services
P.O. Box 9156
Farmingdale, NY 11735




October 18, 1996

Dear Shareholder:

We recently mailed you proxy material for the BayFunds(R) Special Meeting of Shareholders to be held on Wednesday, November 6, 1996. According to our records, your proxy has not yet been received.

ENCLOSED FOR YOUR CONVENIENCE IS A DUPLICATE PROXY WITH A POSTAGE-PAID RETURN ENVELOPE. PLEASE COMPLETE AND RETURN IT AS SOON AS POSSIBLE.

For the reasons set forth in the proxy statement dated October 4, 1996, the Board of Trustees of the BayFunds believe the proposals on the agenda are in the best interest of the Fund(s) and its shareholders and recommend a vote FOR the proposals.

Regardless of the number of shares you may own, it is important that they be represented. We urge you to sign, date, and mail the enclosed proxy promptly. For additional information, please call 1-800-BAY-FUND.

If you have already returned your proxy, please disregard the notice and accept our thanks.

Sincerely,

/s/ Victor R. Siclari

Victor R. Siclari
Secretary